SUTHERLAND, ASBILL & BRENNAN, L.L.P.

              ATLANTA   o   AUSTIN   o   NEW YORK   o   WASHINGTON

1275 PENNSYLVANIA AVENUE, N.W.                               TEL: (202) 383-0100
WASHINGTON, D.C. 20004-2404                                  FAX: (202) 637-3593

STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com

                                                       March 25, 1999

The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY 10017-3206

RE:                    TIAA-CREF Mutual Funds
                       (File Nos. 333-21821 and 811-08055)

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Sincerely,


                                               /s/Steven B. Boehm
                                               ---------------------
                                               Steven B. Boehm


SBB/mh
cc: Laura Bramson, Esq./TIAA-CREF
Enclosure